Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – July 25, 2005
Current Collection Period – June 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Monthly Calculation Date — 07/25/05
Current Collection Period — June 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$13,968,872	$14,589,890	$12,193,947
Interest	3,598,739	3,705,934	3,827,161
Fees	15,290	14,852	15,390

Subtotal	17,582,902	18,310,675	16,036,499
Prior period undistributed collections	7,031,636	14,241,114	8,026,642
Prior period collections deposited by the Servicer in the current period	1,179,476	1,574,212	1,594,116
Current period collections deposited by the Servicer in the subsequent period	(1,574,212)	(1,594,116)	(1,715,399)

Total cash remitted by the Servicers during the current collection period	24,219,802	32,531,884	23,941,858

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	42,500	4,917	2,164
Amounts transferred from the reserve account	562,500	—	—
Special allowance payments received	4,144,131	—	—
Subsidy payments received	1,544,871	—	—
Interest earnings on trust accounts	221,870	191,359	203,560

Total cash deposits	30,735,675	32,728,161	24,147,581

Total cash distributions	(16,494,561)	(24,701,519)	(19,808,821)

Account Balance at the end of the Collection Period	$14,241,114	$8,026,642	$4,338,760

Servicer deposits between the end of the collection period and the cut-off date	10,460,406	11,782,179	7,867,432

Account Balance as of the cut-off date	$24,701,519	$19,808,821	$12,206,192

	Distributions	Distributions	Distributions
	5/25/05	6/27/05	7/25/05

First, to the U.S. Department of Education	$1,562,787	$1,554,372	$1,547,114

Second, to the administration account for certain costs and expenses	396,308	366,372	360,171

Third, to the interest account for payment of interest on Senior Notes	6,406,885	4,088,720	5,182,172

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	398,904	398,521	565,370

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	15,936,636	13,400,836	4,551,365

Total Distributions	$24,701,519	$19,808,821	$12,206,192

Page of 1 of 4

Higher Education Funding I
For the Monthly Calculation Date — 07/25/05
Current Collection Period — June 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	120,822	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	121,973	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	121,973	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	243,562	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	185,836	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	120,438	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	182,959	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	183,534	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	245,096	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	185,260	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	123,507	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	122,356	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	369,370	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	122,740	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,449,425	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	130,411	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	128,493	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	258,904	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,708,329	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$949,404,161	$1,772,887,711	$(2,252,054)	$1,770,635,657	$(11,035,887)	$1,759,599,770
Loans Purchased	837,244,519	10,194,857	(8,156,287)	2,038,570	(667,511)	1,371,060
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(14,688,062)	(13,968,872)	(621,017)	(14,589,890)	2,395,942	(12,193,947)
Capitalized Interest	892,507	1,493,340	(3,525)	1,489,814	(108,973)	1,380,842
Servicer Adjustments	34,585	28,621	(3,003)	25,618	4,574	30,193

Ending Balance	$1,772,887,711	$1,770,635,657	$(11,035,887)	$1,759,599,770	$(9,411,853)	$1,750,187,917

Accrued Interest	16,239,770	15,992,118	1,369,773	17,361,890	1,094,306	18,456,196
Servicer Payments Due	1,179,666	1,574,212	19,904	1,594,116	121,283	1,715,399
Trust Cash Accounts	96,184,188	103,511,601	5,486,436	108,998,037	9,589,814	118,587,851

Total Assets	$1,886,491,334	$1,891,713,587	$(4,159,774)	$1,887,553,813	$1,393,549	$1,888,947,362

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	9,141,317	10,226,934	(2,121,865)	8,105,068	1,537,747	9,642,815

Total Liabilities	$1,934,141,317	$1,935,226,934	$(2,121,865)	$1,933,105,068	$1,537,747	$1,934,642,815

Selected Statistics:
Parity Trigger (a)	97.52%	97.74%	-0.11%	97.63%	-0.01%	97.63%
Parity Trigger (aaa)	102.87%	103.10%	-0.11%	102.98%	-0.01%	102.98%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.41%	4.41%	0.00%	4.41%	0.00%	4.41%
Average Balance	$38,900	$39,143	$31	$39,174	$22	$39,195
WA Rem. Mo.	290.3	289.9	(0.6)	289.3	(0.5)	288.8
Number of Loans	45,575	45,235	(317)	44,918	(265)	44,653

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$15,000,000	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	47,541,125	37,036,422	(2,113,862)	34,922,560	(1,660,888)	33,261,672
Collection acct.	7,031,636	14,241,113	(6,214,472)	8,026,641	(3,687,882)	4,338,760
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	17,470,110	27,569,632	15,936,636	43,506,267	13,400,836	56,907,104

Subtotal	87,042,871	93,284,667	7,608,302	100,892,969	8,052,067	108,945,035
Accrued Expenses:
Admin. acct.	1,553,794	968,860	(144,658)	824,202	(222,416)	601,785
Interest acct.	6,566,675	8,684,012	(1,950,991)	6,733,022	1,778,912	8,511,933
Benefits acct.	1,020,848	574,062	(26,217)	547,845	(18,749)	529,097

Subtotal	9,141,317	10,226,934	(2,121,865)	8,105,068	1,537,747	9,642,815

Total	$96,184,188	$103,511,601	$5,486,436	$108,998,037	$9,589,814	$118,587,851

Page of 2 of 4

Higher Education Funding I
For the Monthly Calculation Date — 07/25/05
Current Collection Period — June 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$48,892	$3,003,482	$1,399,919	$4,403,401	$(1,699,842)	$2,703,559
Filed During Period	2,663,837	1,955,045	(616,013)	1,339,032	1,224,515	2,563,547
Paid During Period	290,753	(555,127)	(2,483,747)	(3,038,874)	789,548	(2,249,326)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$3,003,482	$4,403,401	$(1,699,842)	$2,703,559	$314,221	$3,017,780

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	3.35%	$140,483	0.01%	18	0.04%	$7,805
2-Year	2.77%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	3.43%	356,478	0.02%	30	0.07%	11,883
Other/Unknown	4.41%	1,749,678,393	99.97%	44,602	99.89%	39,229

Total	4.41%	$1,750,187,917	100.00%	44,653	100.00%	$39,195

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$1,098,416,906	62.04%	$1,089,650,686	61.93%	$1,077,567,976	61.57%
31-60	52,412,836	2.96%	50,007,710	2.84%	47,537,421	2.72%
61-90	23,841,100	1.35%	26,740,300	1.52%	25,654,083	1.47%
91-120	15,539,450	0.88%	15,692,014	0.89%	16,429,054	0.94%
121-150	10,848,482	0.61%	11,122,896	0.63%	10,531,333	0.60%
151-180	7,346,226	0.41%	7,837,889	0.45%	7,911,769	0.45%
181-210	2,555,315	0.14%	5,974,263	0.34%	6,498,083	0.37%
211-240	2,182,640	0.12%	2,084,141	0.12%	4,737,255	0.27%
241-270	3,025,496	0.17%	1,681,933	0.10%	1,390,747	0.08%
270+	1,532,228	0.09%	2,668,585	0.15%	2,300,258	0.13%

Total repayment	$1,217,700,680	68.77%	$1,213,460,418	68.96%	$1,200,557,978	68.60%
In School	275,976.00	0.02%	260,908.00	0.01%	257,726.00	0.01%
Grace	16,519	0.00%	31,587	0.00%	20,876	0.00%
Deferment	370,421,907	20.92%	365,536,419	20.77%	371,484,172	21.23%
Forbearance	177,817,174	10.04%	177,606,878	10.09%	174,849,384	9.99%
Claims in Process	4,403,401	0.25%	2,703,559	0.15%	3,017,780	0.17%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,770,635,657	100.00%	$1,759,599,770	100.00%	$1,750,187,917	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	29,645	65.54%	29,438	65.54%	29,123	65.22%
31-60	1,415	3.13%	1,325	2.95%	1,266	2.84%
61-90	614	1.36%	726	1.62%	696	1.56%
91-120	394	0.87%	391	0.87%	447	1.00%
121-150	277	0.61%	282	0.63%	281	0.63%
151-180	194	0.43%	202	0.45%	211	0.47%
181-210	72	0.16%	156	0.35%	168	0.38%
211-240	58	0.13%	58	0.13%	121	0.27%
241-270	73	0.16%	45	0.10%	42	0.09%
270+	45	0.10%	66	0.15%	56	0.13%

Total repayment	32,787	72.48%	32,689	72.77%	32,411	72.58%
In School	28	0.06%	26	0.06%	24	0.05%
Grace	3	0.01%	5	0.01%	4	0.01%
Deferment	8,512	18.82%	8,293	18.46%	8,375	18.76%
Forbearance	3,786	8.37%	3,826	8.52%	3,766	8.43%
Claims in Process	119	0.26%	79	0.18%	73	0.16%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	45,235	100.00%	44,918	100.00%	44,653	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$411,459,126	23.51%	9,604	21.51%	$42,842
Great Lakes	3.98%	1,338,728,791	76.49%	35,049	78.49%	38,196

Total	4.41%	$1,750,187,917	100.00%	44,653	100.00%	$39,195

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$411,459,126	23.51%	9,604	21.51%	100.00%
Great Lakes	3.98%	1,338,728,791	76.49%	35,049	78.49%	100.00%

Total	4.41%	$1,750,187,917	100.00%	44,653	100.00%	100.00%

Page of 3 of 4

Higher Education Funding I
For the Monthly Calculation Date — 07/25/05
Current Collection Period — June 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	2.79%	$138,733	0.01%	27	0.06%	$5,138
Unsubsidized Stafford	2.77%	145,262	0.01%	22	0.05%	6,603
PLUS	4.17%	225,528	0.01%	21	0.05%	10,739
Consolidation	4.41%	1,749,678,393	99.97%	44,583	99.84%	39,245
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.41%	$1,750,187,917	100.00%	44,653	100.00%	$39,195

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.28%	1,002,463,031	57.28%	25,482	57.07%	$39,340
4-5%	4.41%	300,336,341	17.16%	8,914	19.96%	33,693
5-6%	5.60%	115,998,519	6.63%	2,650	5.93%	43,773
6-7%	6.56%	126,689,033	7.24%	2,786	6.24%	45,473
7-8%	7.65%	115,203,796	6.58%	2,213	4.96%	52,058
8+%	8.24%	89,497,197	5.11%	2,608	5.84%	34,316

Total	4.41%	$1,750,187,917	100.00%	44,653	100.00%	$39,195

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

			(current month)			(prior month)
0-60	$282,409	0.02%	21	0.05%	$13,448	$12,231
61-120	2,977,104	0.17%	309	0.69%	9,635	9,695
121-180	63,648,730	3.64%	3,946	8.84%	16,130	16,129
181-240	536,963,329	30.68%	19,885	44.53%	27,003	27,017
241-300	438,573,659	25.06%	11,409	25.55%	38,441	38,393
301-360	505,723,715	28.90%	6,940	15.54%	72,871	72,712
361+	202,018,971	11.54%	2,143	4.80%	94,269	94,118

Total	$1,750,187,917	100.00%	44,653	100.00%	$39,195	$39,174

Note Interest Rates	3/28/05	4/25/05	5/25/05	6/27/05	7/25/05	7/25/05 Note Balance

Senior FRN:
A-1	2.94%	2.94%	3.32%	3.32%	3.32%	242,000,000
A-2	3.01%	3.01%	3.39%	3.39%	3.39%	269,000,000
A-3	3.04%	3.04%	3.42%	3.42%	3.42%	217,000,000
A-4	3.05%	3.05%	3.43%	3.43%	3.43%	171,000,000
A-5	3.07%	3.07%	3.45%	3.45%	3.45%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.20%	3.10%	3.15%	3.30%	3.46%	$50,000,000
A-2	2.75%	3.25%	3.18%	3.32%	3.48%	50,000,000
A-3	2.83%	3.20%	3.20%	3.18%	3.53%	50,000,000
A-4	2.86%	3.33%	3.20%	3.15%	3.39%	50,000,000
A-5	3.02%	3.15%	3.23%	3.25%	3.42%	75,000,000
A-6	3.20%	3.10%	3.14%	3.29%	3.46%	50,000,000
A-7	3.25%	3.25%	3.18%	3.32%	3.48%	75,000,000
A-8	2.78%	3.28%	3.19%	3.36%	3.48%	75,000,000
A-9	2.86%	3.32%	3.20%	3.21%	3.39%	50,000,000
A-10	2.97%	3.26%	3.22%	3.22%	3.43%	75,000,000
A-11	—	—	—	—	—	—
A-12	2.97%	3.24%	3.22%	3.22%	3.43%	50,000,000
A-13	2.78%	3.28%	3.19%	3.36%	3.480%	50,000,000
A-14	2.91%	3.29%	3.21%	3.21%	3.43%	75,000,000
A-15	3.06%	3.13%	3.20%	3.22%	3.38%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.13%	3.40%	3.40%	3.42%	3.59%	50,000,000
B-2	2.90%	3.45%	3.40%	3.57%	3.60%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	3/28/05	4/25/05	5/25/05	6/27/05	Change	7/25/05

Servicing Fees	$82,508	$161,560	$160,904	$156,535	$(2,699)	$153,835
Administration Fees	39,948	74,483	74,411	73,976	(378)	73,599

Total	$122,456	$236,042	$235,315	$230,511	$(3,077)	$227,434

Debt Service Accts	3/28/05	4/25/05	5/25/05	6/27/05	Change	7/25/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	7,305,414	9,587,985	483,397	9,061,769	3,417,022	12,478,790.53

Total	$7,305,414	$9,587,985	$483,397	$9,061,769	$3,417,022	$12,478,791

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Current Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisition acct.	$1,732	$1,232	$9,726	$10,007	$987	$10,994

Total	$1,732	$1,232	$9,726	$10,007	$987	$10,994

Page of 4 of 4